Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
617-444-3913	617-274-7130
jyoung@akamai.com	tbarth@akamai.com

AKAMAI REPORTS FOURTH QUARTER 2017 AND
FULL-YEAR 2017 FINANCIAL RESULTS

Company exceeds fourth quarter guidance on top and bottom lines
Fourth quarter revenue of $663 million, GAAP EPS of $0.11 and non-GAAP EPS of $0.69
Company records $52 million restructuring charge to drive targeted operational efficiency improvements

CAMBRIDGE, Mass. – February 6, 2018 – Akamai Technologies, Inc. (NASDAQ: AKAM), the world's largest and most trusted cloud delivery platform, today reported financial results for the fourth quarter and full-year ended December 31, 2017.

“We were very pleased with how well the business performed in the fourth quarter. Our Web Division customer revenue grew 17%, Security product revenue grew 32% and Media traffic on Akamai’s platform grew faster than published growth rates for Internet traffic as a whole,” said Dr. Tom Leighton, Akamai’s Chief Executive Officer. “We believe our strong technology leadership and the momentum we’ve seen from the adoption of new products, coupled with continued focus on operational efficiency, position us to achieve solid top line growth as well as margin expansion in 2018.”

“We were pleased to see Media traffic growth accelerate in the fourth quarter, consistent with the trend we saw in the third quarter and demonstrating continued traction from the traffic-focused initiatives we initiated in the middle of last year,” said Adam Karon, Akamai's Media Division General Manager. “With this momentum exiting 2017, we are confident that we will drive Media revenue growth throughout 2018.”

Akamai delivered the following results for the fourth quarter and full-year ended December 31, 2017:

Revenue: Revenue for the fourth quarter was $663 million, an 8% increase over fourth quarter 2016 revenue of $616 million and a 6% increase when adjusted for foreign exchange.* Total revenue for 2017 was $2.503 billion compared to $2.340 billion for 2016, up 7% year-over-year and when adjusted for foreign exchange.*

Customer Revenue by Division(1):

•
Web Division revenue for the fourth quarter was $355 million, up 17% year-over-year and up 15% when adjusted for foreign exchange.* Web Division revenue for 2017 was $1.302 billion, up 15% year-over-year and when adjusted for foreign exchange.*

•
Media Division revenue for the fourth quarter was $284 million, down 3% year-over-year and down 4% when adjusted for foreign exchange.* Media Division revenue for 2017 was $1.119 billion, down 1% year-over-year and when adjusted for foreign exchange.*

•
Enterprise and Carrier Division revenue for the fourth quarter was $24 million, up 24% year-over-year and up 23% when adjusted for foreign exchange.* Enterprise and Carrier Division revenue for 2017 was $81 million, up 14% year-over-year and when adjusted for foreign exchange.*

Revenue by Solution Category(2):

•
Performance and Security Solutions revenue for the fourth quarter was $416 million, up 13% year-over-year and up 12% when adjusted for foreign exchange.* Performance and Security Solutions revenue for 2017 was $1.543 billion, up 14% year-over-year and when adjusted for foreign exchange.*

•
Cloud Security Solutions revenue, which is a component of Performance and Security Solutions revenue, was $135 million for the fourth quarter, up 32% year-over-year and up 31% when adjusted for foreign exchange.* Cloud Security Solutions revenue for 2017 was $482 million, up 32% year-over-year and when adjusted for foreign exchange.*

•
Media Delivery Solutions revenue for the fourth quarter was $190 million, down 3% year-over-year and down 4% when adjusted for foreign exchange.* Media Delivery Solutions revenue for 2017 was $739 million, down 6% year-over-year and when adjusted for foreign exchange.*

•
Service and Support Solutions revenue for the fourth quarter was $57 million, up 9% year-over-year and up 8% when adjusted for foreign exchange.* Service and Support Solutions revenue for 2017 was $222 million, up 12% year-over-year and when adjusted for foreign exchange.*

Revenue by Geography:

•	U.S. revenue was $430 million for the fourth quarter, a 1% increase over fourth quarter 2016 revenue. U.S. revenue for 2017 was $1.648 billion, a 2% increase over 2016 revenue.

•
International revenue was $234 million for the fourth quarter, a 21% increase over fourth quarter 2016 revenue and a 17% increase when adjusted for foreign exchange.* International revenue for 2017 was $855 million, a 19% increase over 2016 revenue and when adjusted for foreign exchange.*

Revenue from Internet Platform Customers(3):

•
Revenue from Internet Platform Customers for the fourth quarter was $50 million, down 15% year-over-year and when adjusted for foreign exchange.* Internet Platform Customer revenue for 2017 was $203 million, down 19% year-over-year and when adjusted for foreign exchange.*

•
Revenue excluding Internet Platform Customers for the fourth quarter was $614 million, up 10% year-over-year and up 9% when adjusted for foreign exchange.* Revenue excluding Internet Platform Customers for 2017 was $2.300 billion, up 10% year-over-year and when adjusted for foreign exchange.*

Income from operations: GAAP income from operations for the fourth quarter was $28 million, a 77% decrease from fourth quarter 2016 GAAP income from operations of $124 million. The fourth quarter of 2017 was impacted by a $52 million restructuring charge and a $16 million charge due to the release of an indemnification asset related to a 2012 acquisition. GAAP operating margin for the fourth quarter was 4%, down 16 percentage points from the same period last year. GAAP income from operations for 2017 was $316 million, a 31% decrease from the prior year's GAAP income from operations of $460 million. Full-year GAAP operating margin was 13%, down 7 percentage points from the prior year.

Non-GAAP income from operations* for the fourth quarter was $155 million, an 11% decrease from fourth quarter 2016 non-GAAP income from operations of $174 million. Non-GAAP operating margin* for the fourth quarter was 23%, down 5 percentage points from the same period last year. Non-GAAP income from operations* for 2017 was $610 million, a 7% decrease from the prior year's non-GAAP income from operations of $658 million. Full-year non-GAAP operating margin* was 24%, down 4 percentage points from the prior year.

Net Income: GAAP net income for the fourth quarter was $19 million, a 79% decrease from fourth quarter 2016 GAAP net income of $92 million. The fourth quarter of 2017 was also impacted by a $26 million provisional charge associated with U.S. tax reform, which is comprised of a $43 million deemed repatriation tax on foreign earnings, partially offset by a $17 million benefit from the re-measurement of deferred taxes as a result of the lower corporate tax rate. Full-year GAAP net income was $218 million, a 31% decrease from 2016 GAAP net income of $316 million.

Non-GAAP net income* for the fourth quarter was $118 million, a 7% decrease from fourth quarter 2016 non-GAAP net income of $126 million. Full-year non-GAAP net income* was $453 million, a 5% decrease from 2016 non-GAAP net income of $476 million.

EPS: GAAP EPS was $0.11 per diluted share, a 79% decrease from fourth quarter 2016 GAAP EPS of $0.52 and when adjusted for foreign exchange.* The $26 million provisional charge associated with U.S. tax reform impacted GAAP EPS by $0.15 during the fourth quarter of 2017. Full-year GAAP EPS was $1.26 per diluted share, a 30% decrease from 2016 GAAP EPS of $1.79 per diluted share and a 28% decrease when adjusted for foreign exchange.*

Non-GAAP EPS* was $0.69 per diluted share, a 4% decrease from fourth quarter 2016 non-GAAP EPS* of $0.72 and a 5% decrease when adjusted for foreign exchange.* Full-year non-GAAP EPS* was $2.62 per diluted share, a 3% decrease from 2016 non-GAAP EPS* of $2.70 per diluted share and a 2% decrease when adjusted for foreign exchange.*

Adjusted EBITDA: Adjusted EBITDA* for the fourth quarter was $241 million, a 3% decrease from fourth quarter 2016 Adjusted EBITDA* of $247 million. Adjusted EBITDA margin* for the fourth quarter was 36%, down 4 percentage points from the same period last year. Adjusted EBITDA* for the full-year was $931 million, a 2% decrease from the prior year's Adjusted EBITDA* of $951 million. Full-year adjusted EBITDA margin* was 37%, down 4 percentage points from the same period last year.

Restructuring charge: The Company recorded a $52 million restructuring charge in the fourth quarter of 2017. These charges primarily include workforce reductions, facility closures and capitalized software impairments from decisions to deprioritize certain investment areas that have not achieved commercial success and returns on investments initially expected, most notably in the Media Division.

Supplemental cash information: Cash flows from operating activities for the fourth quarter was $197 million, or 30% of revenue, and for the full-year was $801 million, or 32% of revenue. Cash, cash equivalents and marketable securities were $1.3 billion at December 31, 2017.

Share repurchases: The Company spent $55 million in the fourth quarter to repurchase 1.0 million shares of its common stock at an average price of $52.23 per share. For the full-year, the Company spent $361 million to repurchase 6.9 million shares of its common stock at an average price of $52.59 per share. The Company had approximately 170 million shares of common stock outstanding as of December 31, 2017.

*	See Use of Non-GAAP Financial Measures below for definitions

(1)	Customer revenue by division – A customer-focused reporting view that reflects revenue from customers that are managed by the division

(2)	Revenue by solution category – A product-focused reporting view that reflects revenue by solution purchased

(3)	Internet Platform Customers – Six customers that are large Internet platform companies: Amazon, Apple, Facebook, Google, Microsoft and Netflix

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-844-578-9671 (or 1-508-637-5655 for international calls) and using passcode 5649408. A live webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for two weeks following the conference by calling 1-855-859-2056 (or 1-404-537-3406 for international calls) and using passcode 5649408. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
As the world’s largest and most trusted cloud delivery platform, Akamai makes it easier for its customers to provide the best and most secure digital experiences on any device, anytime, anywhere. Akamai’s massively distributed platform is unparalleled in scale with over 200,000 servers across 130 countries, giving customers superior performance and threat protection. Akamai’s portfolio of web and mobile performance, cloud security, enterprise access, and video delivery solutions are supported by exceptional customer service and 24/7 monitoring. To learn why the top financial institutions, e commerce leaders, media & entertainment providers, and government organizations trust Akamai please visit www.akamai.com, blogs.akamai.com, or @Akamai on Twitter.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$313,382	$324,169
Marketable securities	398,554	512,849
Accounts receivable, net	459,127	368,596
Prepaid expenses and other current assets	137,809	104,303
Total current assets	1,308,872	1,309,917
Property and equipment, net	862,535	801,017
Marketable securities	567,592	779,311
Goodwill	1,498,688	1,228,503
Acquired intangible assets, net	201,259	149,463
Deferred income tax assets	51,069	8,982
Other assets	112,829	95,953
Total assets	$4,602,844	$4,373,146
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$80,278	$76,120
Accrued expenses	283,743	238,777
Deferred revenue	77,705	52,972
Other current liabilities	22,178	6,719
Total current liabilities	463,904	374,588
Deferred revenue	6,839	3,758
Deferred income tax liabilities	15,510	11,652
Convertible senior notes	662,913	640,087
Other liabilities	142,955	118,691
Total liabilities	1,292,121	1,148,776
Total stockholders’ equity	3,310,723	3,224,370
Total liabilities and stockholders’ equity	$4,602,844	$4,373,146

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenue	$663,452	$621,399	$616,124	$2,502,996	$2,340,049
Costs and operating expenses:
Cost of revenue (1) (2)	229,937	225,468	203,475	875,758	809,001
Research and development (1)	59,673	57,226	46,755	222,434	167,628
Sales and marketing (1)	140,414	120,220	118,907	493,632	426,967
General and administrative (1) (2)	146,115	124,523	116,775	509,165	439,916
Amortization of acquired intangible assets	7,829	7,753	6,617	30,904	26,642
Restructuring charges	51,581	332	65	54,884	10,301
Total costs and operating expenses	635,549	535,522	492,594	2,186,777	1,880,455
Income from operations	27,903	85,877	123,530	316,219	459,594
Interest income	4,487	4,463	4,180	17,855	14,702
Interest expense	(4,850)	(4,746)	(4,680)	(18,839)	(18,638)
Other income, net	473	535	2,784	887	3,788
Income before provision for income taxes	28,013	86,129	125,814	316,122	459,446
Provision for income taxes	8,906	25,617	34,175	97,801	143,314
Net income	$19,107	$60,512	$91,639	$218,321	$316,132

Net income per share:
Basic	$0.11	$0.35	$0.53	$1.27	$1.81
Diluted	$0.11	$0.35	$0.52	$1.26	$1.79

Shares used in per share calculations:
Basic	169,429	170,976	173,337	171,559	174,917
Diluted	170,727	171,505	175,284	172,711	176,215

(1) Includes stock-based compensation (see supplemental table for figures)
(2) Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Year Ended
(in thousands)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Cash flows from operating activities:
Net income	$19,107	$60,512	$91,639	$218,321	$316,132
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	99,396	97,178	84,008	372,313	334,302
Stock-based compensation	42,205	41,848	39,202	164,308	144,506
(Benefit) provision for deferred income taxes	(26,171)	(14,066)	21,169	(869)	7,308
Amortization of debt discount and issuance costs	4,850	4,746	4,680	18,839	18,638
Restructuring-related software charges	31,965	—	—	31,965	4,587
Other non-cash reconciling items, net	6,413	2,046	2,461	10,068	5,987
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(44,626)	(1,326)	(19,375)	(63,825)	3,356
Prepaid expenses and other current assets	11,884	15,913	19,867	(22,311)	23,881
Accounts payable and accrued expenses	11,082	39,691	(36,401)	33,232	18,491
Deferred revenue	151	(9,415)	(8,098)	1,142	(1,213)
Other current liabilities	12,727	(2,250)	814	16,378	5,484
Other non-current assets and liabilities	28,458	1,414	(15,744)	21,422	(9,647)
Net cash provided by operating activities	197,441	236,291	184,222	800,983	871,812
Cash flows from investing activities:
Cash paid for acquired businesses, net of cash acquired	(171,872)	—	(92,503)	(369,073)	(95,439)
Purchases of property and equipment and capitalization of internal-use software development costs	(106,852)	(119,740)	(75,938)	(414,778)	(316,289)
Purchases of short- and long-term marketable securities	(77,399)	(67,879)	(166,253)	(326,497)	(781,061)
Proceeds from sales and maturities of short- and long-term marketable securities	154,390	85,263	166,044	652,769	722,577
Other non-current assets and liabilities	(203)	(646)	3,927	(2,098)	782
Net cash used in investing activities	(201,936)	(103,002)	(164,723)	(459,677)	(469,430)
Cash flows from financing activities:
Proceeds from the issuance of common stock under stock plans	13,940	16,060	17,221	55,680	59,560
Employee taxes paid related to net share settlement of stock-based awards	(10,273)	(6,784)	(6,985)	(58,395)	(45,545)
Repurchases of common stock	(54,565)	(129,014)	(78,927)	(361,194)	(373,794)
Other non-current assets and liabilities	—	—	—	(1,096)	—
Net cash used in financing activities	(50,898)	(119,738)	(68,691)	(365,005)	(359,779)
Effects of exchange rate changes on cash and cash equivalents	623	2,100	(8,442)	12,912	(7,907)
Net (decrease) increase in cash and cash equivalents	(54,770)	15,651	(57,634)	(10,787)	34,696
Cash and cash equivalents at beginning of period	368,152	352,501	381,803	324,169	289,473
Cash and cash equivalents at end of period	$313,382	$368,152	$324,169	$313,382	$324,169

(1) On January 1, 2017, the Company adopted Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting. Under this standard, excess tax benefits are no longer classified as a reduction of cash flows from operating activities. The Company retrospectively adopted this standard and revised cash flows from operating activities by $2.4 million and $5.5 million for the three months and year ended December 31, 2016, respectively. The increase caused a corresponding decrease to cash flows from financing activities.

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA BY DIVISION

	Three Months Ended			Year Ended
(in thousands)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Customer revenue by division(1):
Web Division	$354,889	$327,926	$304,196	$1,302,489	$1,132,858
Media Division	284,395	273,415	292,394	1,119,282	1,136,150
Enterprise and Carrier Division	24,168	20,058	19,534	81,225	71,041
Total revenue	$663,452	$621,399	$616,124	$2,502,996	$2,340,049
Revenue growth rates year-over-year:
Web Division	17%	14%	13%	15%	15%
Media Division	(3)	(1)	(1)	(1)	(2)
Enterprise and Carrier Division	24	2	26	14	31
Total revenue	8%	6%	6%	7%	6%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
Web Division	15%	14%	13%	15%	15%
Media Division	(4)	(1)	—	(1)	(2)
Enterprise and Carrier Division	23	1	27	14	31
Total revenue	6%	6%	7%	7%	7%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA BY SOLUTION CATEGORY

	Three Months Ended			Year Ended
(in thousands)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenue by solution category(3):
Performance and Security Solutions	$416,142	$381,461	$367,407	$1,542,558	$1,355,030
Media Delivery Solutions	189,862	182,753	196,088	738,916	787,179
Services and Support Solutions	57,448	57,185	52,629	221,522	197,840
Total revenue	$663,452	$621,399	$616,124	$2,502,996	$2,340,049
Cloud Security Solutions revenue	$135,202	$121,420	$102,072	$481,515	$364,944
Revenue growth rates year-over-year:
Performance and Security Solutions	13%	11%	17%	14%	17%
Media Delivery Solutions	(3)	(3)	(10)	(6)	(9)
Services and Support Solutions	9	12	14	12	16
Total revenue	8%	6%	6%	7%	6%
Cloud Security Solutions revenue growth rates	32%	27%	41%	32%	43%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
Performance and Security Solutions	12%	10%	17%	14%	17%
Media Delivery Solutions	(4)	(3)	(10)	(6)	(10)
Services and Support Solutions	8	12	14	12	16
Total revenue	6%	6%	7%	7%	7%
Cloud Security Solutions revenue growth rates(2)	31%	27%	41%	32%	44%

(1) See customer revenue by division definition in press release
(2) See Use of Non-GAAP Financial Measures below for a definition
(3) See revenue by solution category definition in press release

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA BY GEOGRAPHY

	Three Months Ended			Year Ended
(in thousands)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenue by geography:
U.S.	$429,754	$408,544	$423,588	$1,647,948	$1,620,724
International	233,698	212,855	192,536	855,048	719,325
Total revenue	$663,452	$621,399	$616,124	$2,502,996	$2,340,049

Revenue growth rates year-over-year:
U.S.	1%	1%	2%	2%	1%
International	21	18	18	19	21
Total revenue	8%	6%	6%	7%	6%

Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(1):
U.S.	1%	1%	2%	2%	1%
International	17	18	19	19	22
Total revenue	6%	6%	7%	7%	7%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA FOR INTERNET PLATFORM CUSTOMERS

	Three Months Ended			Year Ended
(in thousands)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenue from Internet Platform Customers(2)	$49,790	$50,567	$58,468	$202,893	$250,509
Revenue excluding Internet Platform Customers	613,662	570,832	557,656	2,300,103	2,089,540
Total revenue	$663,452	$621,399	$616,124	$2,502,996	$2,340,049

Revenue growth rates year-over-year:
Revenue from Internet Platform Customers	(15)%	(13)%	(36)%	(19)%	(34)%
Revenue excluding Internet Platform Customers	10	9	14	10	15
Total revenue	8%	6%	6%	7%	6%

Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(1):
Revenue from Internet Platform Customers	(15)%	(13)%	(36)%	(19)%	(34)%
Revenue excluding Internet Platform Customers	9	8	15	10	15
Total revenue	6%	6%	7%	7%	7%

(1) See Use of Non-GAAP Financial Measures below for a definition
(2) See Internet Platform Customers definition in press release

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL OPERATING EXPENSE DATA

	Three Months Ended			Year Ended
(in thousands)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
General and administrative expenses:
Payroll and related costs	$50,187	$51,605	$40,981	$194,199	$163,348
Stock-based compensation	11,359	10,780	10,250	44,884	41,073
Depreciation and amortization	19,845	19,686	17,699	76,128	65,780
Facilities-related costs	21,071	20,399	19,004	80,452	72,549
Provision for doubtful accounts	805	1,499	129	3,209	1,235
Acquisition-related costs	19,995	530	538	23,373	1,028
License of patent	(4,169)	(4,128)	(4,162)	(16,421)	(8,577)
Professional and other expenses	27,022	24,152	32,336	103,341	103,480
Total general and administrative expenses	$146,115	$124,523	$116,775	$509,165	$439,916

General and administrative expenses–functional(1):
Global functions	$52,818	$50,355	$51,826	$201,539	$189,485
As a percentage of revenue	8%	8%	8%	8%	8%
Infrastructure	76,666	76,267	68,444	297,465	255,855
As a percentage of revenue	12%	12%	11%	12%	11%
Other	16,631	(2,099)	(3,495)	10,161	(5,424)
Total general and administrative expenses	$146,115	$124,523	$116,775	$509,165	$439,916
As a percentage of revenue	22%	20%	19%	20%	19%

Stock-based compensation:
Cost of revenue	$5,259	$5,296	$5,063	$20,314	$18,287
Research and development	10,121	10,100	8,822	38,864	29,739
Sales and marketing	15,466	15,672	15,067	60,246	55,407
General and administrative	11,359	10,780	10,250	44,884	41,073
Total stock-based compensation	$42,205	$41,848	$39,202	$164,308	$144,506

(1) Global functions includes payroll, stock-based compensation and other employee-related costs for administrative functions, including finance, purchasing, order entry, human resources, legal, information technology and executive personnel, as well as third-party professional service fees. Infrastructure includes payroll, stock-based compensation and other employee-related costs for the Company's network and global facilities infrastructure functions, as well as facility rent expense, depreciation and amortization of facility and IT-related assets, software and software-related costs, business insurance and taxes. The Company's network infrastructure function is responsible for network planning, sourcing, architecture evaluation and platform security. Other includes acquisition-related costs, provision for doubtful accounts and the license of a patent.

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL FINANCIAL DATA

	Three Months Ended			Year Ended
(in thousands, except end of period statistics)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Depreciation and amortization:
Network-related depreciation	$66,319	$64,369	$56,205	$246,702	$227,515
Other depreciation and amortization	19,498	19,320	17,409	74,754	64,706
Depreciation of property and equipment	85,817	83,689	73,614	321,456	292,221
Capitalized stock-based compensation amortization	5,029	5,046	3,323	17,518	13,752
Capitalized interest expense amortization	721	690	454	2,435	1,687
Amortization of acquired intangible assets	7,829	7,753	6,617	30,904	26,642
Total depreciation and amortization	$99,396	$97,178	$84,008	$372,313	$334,302

Capital expenditures, excluding stock-based compensation and interest expense(1)(2):
Purchases of property and equipment	$50,716	$62,755	$44,646	$234,493	$196,771
Capitalized internal-use software development costs	43,074	45,213	33,114	166,329	140,081
Total capital expenditures, excluding stock-based compensation and interest expense	$93,790	$107,968	$77,760	$400,822	$336,852

End of period statistics:
Number of employees	7,650	7,438	6,490

(1) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end.
(2) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS, NET INCOME AND NET INCOME PER DILUTED SHARE

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Income from operations	$27,903	$85,877	$123,530	$316,219	$459,594
GAAP operating margin	4%	14%	20%	13%	20%
Amortization of acquired intangible assets	7,829	7,753	6,617	30,904	26,642
Stock-based compensation	42,205	41,848	39,202	164,308	144,506
Amortization of capitalized stock-based compensation and capitalized interest expense	5,750	5,736	3,777	19,953	15,439
Restructuring charges	51,581	332	65	54,884	10,301
Acquisition-related costs	19,995	530	541	23,374	1,064
Legal matter costs	—	—	—	—	890
Operating adjustments	127,360	56,199	50,202	293,423	198,842
Non-GAAP income from operations	$155,263	$142,076	$173,732	$609,642	$658,436
Non-GAAP operating margin	23%	23%	28%	24%	28%

Net income	$19,107	$60,512	$91,639	$218,321	$316,132
Operating adjustments (from above)	127,360	56,199	50,202	293,423	198,842
Amortization of debt discount and issuance costs	4,850	4,746	4,680	18,839	18,638
Gain loss on investments	(450)	—	(4,807)	(450)	(4,807)
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	(33,142)	(14,802)	(15,567)	(77,385)	(52,661)
Non-GAAP net income	117,725	106,655	126,147	452,748	476,144

GAAP net income per diluted share	$0.11	$0.35	$0.52	$1.26	$1.79
Amortization of acquired intangible assets	0.05	0.05	0.04	0.18	0.15
Stock-based compensation	0.25	0.24	0.22	0.95	0.82
Amortization of capitalized stock-based compensation and capitalized interest expense	0.03	0.03	0.02	0.12	0.09
Restructuring charges	0.30	—	—	0.32	0.06
Acquisition-related costs	0.12	—	—	0.14	0.01
Legal matter costs	—	—	—	—	0.01
Amortization of debt discount and issuance costs	0.03	0.03	0.03	0.11	0.11
Gain on investments	—	—	(0.03)	—	(0.03)
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(0.19)	(0.09)	(0.09)	(0.45)	(0.30)
Non-GAAP net income per diluted share	$0.69	$0.62	$0.72	$2.62	$2.70

Shares used in diluted per share calculations	170,727	171,505	175,284	172,711	176,215

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net income	$19,107	$60,512	$91,639	$218,321	$316,132
Interest income	(4,487)	(4,463)	(4,180)	(17,855)	(14,702)
Provision for GAAP income taxes	8,906	25,617	34,175	97,801	143,314
Depreciation and amortization	85,817	83,689	73,614	321,456	292,221
Amortization of capitalized stock-based compensation and capitalized interest expense	5,750	5,736	3,777	19,953	15,439
Amortization of acquired intangible assets	7,829	7,753	6,617	30,904	26,642
Stock-based compensation	42,205	41,848	39,202	164,308	144,506
Restructuring charges	51,581	332	65	54,884	10,301
Acquisition-related costs	19,995	530	541	23,374	1,064
Legal matter costs	—	—	—	—	890
Amortization of debt discount and issuance costs	4,850	4,746	4,680	18,839	18,638
Other income, net	(473)	(535)	(2,784)	(887)	(3,788)
Adjusted EBITDA	$241,080	$225,765	$247,346	$931,098	$950,657
Adjusted EBITDA margin	36%	36%	40%	37%	41%

Use of Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures and impact of foreign currency exchange rates, as discussed below.
Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of Akamai's ongoing operating results.
The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial results and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.
The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and are unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•
Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees, the grant date fair value varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

•
Acquisition-related costs – Acquisition-related costs include transaction fees, advisory fees, due diligence costs and other direct costs associated with strategic activities. In addition, subsequent adjustments to Akamai's initial estimated amounts of contingent consideration and indemnification associated with specific acquisitions are included within acquisition-related costs. These amounts are impacted by the timing and size of the acquisitions. Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of Akamai's operating results to prior periods and to its peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions.

•
Restructuring charges – Akamai has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and estimated costs of exiting facility lease commitments. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

•
Amortization of debt discount and issuance costs and amortization of capitalized interest expense – In February 2014, Akamai issued $690 million of convertible senior notes due 2019 with a coupon interest rate of 0%. The imputed interest rate of the convertible senior notes was approximately 3.2%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity under GAAP, thereby reducing the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. All of Akamai's interest expense is comprised of these non-cash components and is excluded from management's assessment of the company's operating performance because management believes the non-cash expense is not representative of ongoing operating performance.

•
Legal matter costs – Akamai has incurred losses from the settlement of legal matters and costs with respect to its internal U.S. Foreign Corrupt Practices Act ("FCPA") investigation in addition to the disgorgement Akamai was required to pay to resolve it. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of Akamai's core business operations.

•
Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or releasing of valuation allowances), if any. Akamai believes that applying the non GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements; costs incurred with respect to Akamai's internal FCPA investigation; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements; costs incurred with respect to Akamai's internal FCPA investigation; loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per share – Non-GAAP net income divided by basic weighted average or diluted common shares outstanding. Basic weighted average shares outstanding are those used in GAAP net income per share calculations. Diluted weighted average shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transaction entered into in connection with the issuance of $690 million of convertible senior notes due 2019. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, the company would receive a benefit from the note hedge transaction and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of operating performance. Unless and until Akamai's weighted average stock price is greater than $89.56, the initial conversion price, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements; costs incurred with respect to Akamai's internal FCPA investigation; foreign exchange gains and losses; loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures, or capex, excluding stock-based compensation and interest expense – Purchases of property and equipment and capitalization of internal-use software development costs presented on an accrual basis, which differs from the cash-basis presentation included in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end.

Impact to GAAP EPS per diluted share from provisional charges associated with US tax reform – Provisional charges recorded in the fourth quarter of 2017, as a result of US tax reform, impacted the Company's earnings per share. To calculate the per share impact, the one-time $26 million net charge is divided by diluted weighted-average shares outstanding for the corresponding period.

Impact of foreign currency exchange rates – Revenue and earnings from international operations have historically been an important contributor to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of our foreign subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of our financial results and evaluation of performance in comparison to prior periods. The dollar impact of changes in foreign currency exchange rates presented is calculated by translating current period results using monthly average foreign currency exchange rates from the comparative period and comparing them to the reported amount. The percentage change at constant currency presented is calculated by comparing the prior period amounts as reported and the current period amounts translated using the same monthly average foreign currency exchange rates from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and/or our quarterly earnings conference call scheduled for later today contain information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about expected revenue growth and margin improvement. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, failure of our investments in innovation to generate solutions that are accepted in the market; inability to increase our revenue and manage our expenses as planned; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release and on such call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.